Exhibit 99.1

SIXTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This SIXTH Amendment TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is dated November 20, 2023, and is made by and among (a) AIR INDUSTRIES MACHINING, CORP., a New York corporation (“AIM”), NASSAU TOOL WORKS, INC., a New York corporation (“NTW”), THE STERLING ENGINEERING CORPORATION, a Connecticut corporation (“Engineering”, and together with AIM and NTW, collectively the “Borrower”), (b) AIR INDUSTRIES GROUP, a Nevada corporation (together with its successors and permitted assigns, “Parent”), and AIR REALTY GROUP, LLC, a Connecticut limited liability company (“Realty”, and together with Parent, the “Guarantor”) and WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association (successor by merger to Sterling National Bank), (together with its successors and permitted assigns, the “Lender”).

Recitals

Pursuant to that certain Loan and Security Agreement, dated as of December 31, 2019 (the “Loan Agreement”) by and among Borrower, Guarantor, the other Credit Parties thereto, and Lender, Lender has agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby).

The Credit Parties have acknowledged that (i) the Fixed Charge Coverage Ratio of Parent and its consolidated Subsidiaries for the Fiscal Quarter ending September 30, 2023 was less than the ratio permitted by Section 9.14(a) of the Loan Agreement, resulting in an Event of Default under Section 10.1(c)(i) of the Loan Agreement, and (ii) the amount of Capital Expenditures by Parent and its consolidated Subsidiaries through September 30, 2023 was in excess of the amount permitted by Section 9.14(b) during any Fiscal Year, resulting in the occurrence of an Event of Default pursuant to Section 10.1(c) of the Loan Agreement (each individually, an “Existing Event of Default,” and collectively, the “Existing Events of Default”).

The Credit Parties have requested that Lender agree to (a) make certain amendments to the Loan Agreement and (b) waive the Existing Events of Default.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

(a) Section 1.1. Section 1.1 of the Loan Agreement is hereby amended by the amendment and restatement of each of the following definitions, to read in their entirety as follows

“EBITDA” means, with respect to a Person for any period, an amount equal to (a) consolidated net earnings (or loss) from continuing operations, for such period minus (b) extraordinary gains for such period plus (c) Interest Expense (whether paid or accrued), income taxes, depreciation and amortization for such period plus (d) Approved Add Backs for such period, plus (e) for the first four Fiscal Quarters after the Agreement Date only, beginning with the Fiscal Quarter ending March 31, 2020 and ending with the Fiscal Quarter ending December 31, 2020, closing costs for this Agreement and the transactions contemplated hereby in an aggregate amount not to exceed $150,000, in each case determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP on a rolling, unless otherwise stated herein, twelve month basis ending on the last day of the measurement period.

“Fixed Charge Coverage Ratio” means, for a Person on any date of determination, the ratio of (a) EBITDA less unfinanced Capital Expenditures to (b) (i) taxes paid in cash, plus (ii) to the extent Distributions have not been reflected in net income, Distributions that are made by Parent (provided that Distributions by Parent are not permitted without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion), plus, (iii) Interest Expense paid in cash, plus (iv) principal payments made or required to be made on any and all long term Debt (other than in respect of the Revolving Loans prior to the Maturity Date), in each case determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP on a rolling (w) for the Fiscal Quarter Ending December 31, 2023, three month basis, (x) for the Fiscal Quarter Ending March 31, 2024, six month basis, (y) for the Fiscal Quarter Ending June 30, 2024, nine month basis, and (z) for all other Fiscal Quarters, twelve month basis, on such date of determination; minus (v) Permitted Subordinated Indebtedness Payments made to Taglich Brothers Inc. during such period.

(b) Section 9.14(a). Section 9.14(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) The Fixed Charge Coverage Ratio for Parent and its consolidated Subsidiaries for any Fiscal Quarter of Parent, determined as of the last day of such Fiscal Quarter, shall not be less than (i) 0.95 to 1.00 for the Fiscal Quarters ending June 30, 2023, September 30, 2023, and December 31, 2023, (ii) 1.10 to 1.00 for the Fiscal Quarter ending March 31, 2024, (iii) 1.20 to 1.00 for the Fiscal Quarter ending June 30, 2024, and (iv) 1.25 to 1.00 for all other Fiscal Quarters.

(c) Section 9.14(b). Section 9.14(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) The aggregate amount of Capital Expenditures by Parent and its consolidated Subsidiaries in any Fiscal Year shall not exceed $2,500,000.

2. Limited Waiver of Existing Events of Default.

(a) Borrower hereby acknowledges, confirms and agrees that (i) each Existing Event of Default has occurred and is continuing; (ii) each Existing Event of Default constitutes an Event of Default under the Loan Agreement and the other Loan Documents; and (iii) in the absence of this Amendment and at all times during the period commencing on the earliest date on which any Existing Event of Default occurred through the Sixth Amendment Effective Date (as defined below), the occurrence of each Existing Event of Default entitles Lender to exercise its rights and remedies under the Loan Documents, applicable law and otherwise.

(b) Subject to the limitations and other terms and conditions set forth in this Amendment, Lender hereby waives the Existing Event of Defaults. Notwithstanding the foregoing, Lender has not waived and is not by this Amendment waiving, and have no present intention of waiving, any Event of Default which may have occurred prior to the Sixth Amendment Effective Date, or may be continuing on the Sixth Amendment Effective Date or any Event of Default which may occur after the Sixth Amendment Effective Date, other than the Existing Events of Default to the extent set forth herein, whether the same or similar to any Existing Event of Default or otherwise. Lender hereby reserves the right, in its sole discretion, to exercise any or all of their rights and remedies arising under the Loan Documents, applicable law or otherwise, as a result of any Event of Default, other than the Existing Events of Default, which may have occurred prior to the Sixth Amendment Effective Date, or are continuing on the Sixth Amendment Effective Date, or any Events of Default which may occur after the Sixth Amendment Effective Date, whether the same, similar, or related to the Existing Events of Default.

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3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any Loan made thereunder.

4. Amendment Fee. In consideration of Lender’s agreement to enter into this Amendment, Borrower shall pay to Lender a non-refundable amendment fee in an amount equal to $20,000 which amendment fee has been fully earned as of the effective date of this Amendment, and which shall be payable at the execution and delivery of this Amendment.

5. Conditions Precedent. This Amendment shall be effective on the date (such date, the “Sixth Amendment Effective Date”) that each of the following conditions have been satisfied, in form and substance satisfactory to Lender:

(a) The Lender shall have received a fully executed copy of this Amendment;

(b) The Lender shall have received a copy of the resolutions or equivalent action, in form and substance reasonably satisfactory to the Lender, of the Board of Directors or equivalent authorizing body of Borrower authorizing, as applicable, the execution, delivery of this Amendment and the performance of this Amendment, certified by the Secretary, an Assistant Secretary or other authorized representatives of Borrower as of the Sixth Amendment Effective Date, which certificate shall state that the resolutions or other action hereby certified have not been amended, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect; and

(c) The Lender shall have received the amendment fee set forth in Section 4 above and Borrower shall have paid or cause to be paid all fees and expenses required to be paid in accordance with this Amendment.

6. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of formation, articles of incorporation, operating agreement, or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

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(c) All of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

7. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

8. No Waiver. Except as set forth in Section 1 of this Amendment, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

9. Release. Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever relating to any Loan Document arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10. Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to the Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, and costs and expenses.

11. Counterparts. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment will be as effective as delivery of a manually executed counterpart of the Agreement.

12. Headings. Section Headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting this Amendment.

13. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

AIR INDUSTRIES MACHINING, CORP.

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

NASSAU TOOL WORKS, INC.

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

THE STERLING ENGINEERING CORPORATION

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

GUARANTOR:

AIR INDUSTRIES GROUP,
as parent

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

AIR REALTY GROUP, LLC

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

WEBSTER BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Gordon Massave
Name:	Gordon Massave
Title:	Managing Director

[Signature Page to Sixth Amendment to Loan and Security Agreement (Air Industries)]